COMMERCIAL LEASE


                                TABLE OF CONTENTS

Preamble


ARTICLE 1.        TERM OF LEASE

         1.01     Original Term
         1.02     Extended Term
         1.03     Holding Over
         1.04     Landlord's Inability to Deliver Possession
         1.05     Termination for Failure

ARTICLE 2.        RENT

         2.01     Security Deposit
         2.02     Minimum Rent
         2.03     Late Charge
         2.04     Rental Increase

ARTICLE 3.        USE OF PREMISES

         3.01     Permitted Use
         3.02     Insurance Hazards
         3.03     Waste or Nuisance
         3.04     Compliance With Laws

ARTICLE 4.        TAXES AND UTILITIES

         4.01     Utilities
         4.02     Personal Property Taxes
         4.03     Real Property Taxes

ARTICLE 5.        ALTERATIONS AND REPAIRS

         5.01     Condition of Premises
         5.02     Maintenance by Landlord
         5.03     Maintenance by Tenant
         5.04     Maintenance of Plate Glass
         5.05     Alterations and Liens
         5.06     Inspection by Landlord
         5.07     Surrender of Premises

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ARTICLE 6.        INDEMNITY AND INSURANCE

         6.01     Hold-Harmless Clause
         6.02     Public Liability and Property Damage

ARTICLE 7.        SIGNS AND TRADE FIXTURES

         7.01     Installation and Removal of Trade Fixtures
         7.02     Unremoved Trade Fixtures
         7.03     Signs

ARTICLE 8.        DESTRUCTION OF PREMISES

         8.01     Landlord's Election to Repair or Terminate
         8.02     Insurance Proceeds

ARTICLE 9.        CONDEMNATION

         9.01     Total Condemnation

ARTICLE 10.       DEFAULT, ASSIGNMENT, AND TERMINATION

         10.01    Prohibition Against Subletting or Assignment
         10.02    Subordination
         10.03    Default Defined
         10.04    Termination of Lease and Recovery of Damages
         10.05    Landlord's Right to Continue Lease in Effect
         10.06    Landlord's Right to Relet
         10.07    Landlord's Right to Cure Tenant Defaults
         10.08    Cumulative Remedies
         10.09    Waiver of Breach

ARTICLE 11.       MISCELLANEOUS

         11.01    Force Majeure-Unavoidable Delays
         11.02.   Attorney's Fees
         11.03    Notices
         11.04    Binding on Heirs and Successors
         11.05    Partial Invalidity
         11.06    Sole and Only Agreement
         11.07    Time of Essence

EXHIBIT "A"           LEGAL DESCRIPTION

EXHIBIT "B"           IMPROVEMENTS

EXHIBIT "C"           PARCEL MAP


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                                    Preamble


         This lease is made and entered into on January 12, 1996 by and between DANIEL O. DAVIS and ROBBIN H. DAVIS ("landlord"), and ZAP POWER SYSTEMS/ ELECTRICYCLE CORPORATION, a California Corporation ("Tenant"). It is understood by parties hereto, that Tenant has been in possession of the property since November 1, 1995 and has paid rent in full for November and December 1995.

         Landlord, for and in consideration of the rent to be paid by Tenant and of the covenants and provisions to be kept and performed by Tenant under this lease, hereby leases to Tenant, and Tenant agrees to lease from Landlord, the following: the real property commonly known as 117 Morris Street, Sebastopol, California, and legally described on Exhibit "A" attached hereto ("the Property"), together with the warehouse and office space and paved parking now existing thereon and all improvements now existing and to be made by Landlord and as set forth in Exhibit "B" attached hereto. The term "Premises" as used in this lease shall mean all of the Real Property, the structures known as 117 Morris Street and all of the improvements thereto.

                                   ARTICLE 1
                                  TERM OF LEASE

Original Term

       Section 1.01. This lease for the property described in Exhibit "A" shall be for a term of (2) years and (5) months , commencing at 12:01 A.M. on January 1, 1996 ("Commencement Date"), and ending at 12:01 A.M. on June 1, 1998 ("Original Term"), unless terminated earlier pursuant to the provisions of this lease. The Tenant understands and agrees that possession of 117 Morris Street shall be delivered by Landlord January 1, 1996 subject to the provisions this lease. Regardless of the date of Possession, the Commencement date of this lease, which encompasses all of the property in Exhibit "A", shall be January 1, 1996.

Extended Term

       Section 1.02. In the event Tenant is not then in default under this lease, Tenant shall have the option and right to extend the Original Term of this lease for one period of (5) years commencing on expiration of the Original Term. In the event Tenant is not then in default under this lease, Tenant shall have the option and right to extend this lease for one additional period of five
(5) years commencing on expiration of the first five (5) year Extended Term. If Tenant elects to extend the term of this lease, Tenant must give Landlord written notice of Tenant's election to extend at least sixty (60) days before expiration of the previous term. During the Extended Term of this lease, if any, Landlord and Tenant shall be bound by all of the obligations, covenants, and agreements of this lease except that Tenant shall have no right to further extend the term of this lease beyond or after expiration of the two five (5) year Extended Terms granted under this section. References throughout this lease to "the term of


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this lease" shall include both the Original Term and the Extended Term, if any, unless otherwise indicated.

Holding Over

       Section 1.03. In the event Tenant holds over and continues in possession of the Premises after expiration of the Original Term (when Tenant has not validly exercised its option to extend the term of the lease in accordance with
Section 1.02) or after expiration of the Extended Term (when Tenant has validly exercised its option to extend the term of the lease in accordance with Section 1.02), Tenant's continued occupancy of the Premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease.

Landlord's Inability to Deliver Possession

       Section 1.04. If Landlord is for any reason unable to deliver possession of the Premises to Tenant on the dates of Possession set forth in Section 1.01 of this lease, this lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from failure to deliver possession to Tenant so long as Landlord has exercised, and continues to exercise, reasonable diligence to deliver possession of the Premises to Tenant. No rent shall, however, accrue or become due from Tenant to Landlord under this lease until the actual physical possession of the Premises is delivered, or the right to actual unrestricted physical possession of the Premises under this lease is tendered by Landlord to Tenant. Furthermore, the term of this lease shall not be extended by Landlord's inability to deliver possession of the Premises to Tenant on the dates of Possession set forth in Section 1.01.

Termination for Failure of Possession

       Section 1.05. Notwithstanding any provision of Section 1.04 of this lease, if Landlord for any reason fails to deliver actual physical possession of the Premises, or fails to tender actual unrestricted physical possession of the Premises under this lease, to Tenant within one hundred eighty (180) days after the date for Possession specified in Section 1.01 of this lease, Tenant may terminate this lease by giving Landlord written notice of its election to do so. In the event Tenant elects to so terminate this lease, this lease shall become null and void as of the date Tenant delivers its written notice of termination to Landlord, and thereafter neither party to this lease shall be under any further obligation or liability to the other because of this lease and Landlord shall return to Tenant any consideration received from Tenant pursuant to or for execution of this lease. If Tenant elects to terminate this lease in accordance with the provisions of this section, it shall give written notice of its election to terminate to Landlord not later than five (5) days after the dates specified for Possession in Section 1.01 of this lease.


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                                   ARTICLE 2
                                      RENT

Security Deposit

       Section 2.01. Tenant has, contemporaneously with the execution of this lease and in addition to the minimum cash rental for the first month of the term hereof, deposited with Landlord the sum of four thousand four hundred dollars ($4,400.00), receipt of which is hereby acknowledged by Landlord, said sum being hereinafter referred to as the "Deposit Amount". The Deposit Amount shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this lease by Tenant to be kept and performed during the term hereof, including payment of rent, repair of damages to the premises caused by Tenant, and to clean the premises upon termination. If at any time during the term of this lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable to Tenant to Landlord hereunder shall be overdue and unpaid, then Landlord may at its option (but Landlord shall not be required to), apply any portion of the Deposit Amount to the payment of any such overdue rent or other sum. In the event of the failure of Tenant to keep and perform all of the terms, covenants and conditions of this lease to be kept and performed by Tenant then, at its option, Landlord may, after terminating this lease, apply the entire Deposit Amount , or so much thereof as may be necessary, to compensate Landlord for all loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Deposit Amount, or any portion thereof, be applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original Deposit Amount; the Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease. If the claim of the Landlord upon the deposit is only for defaults in payment of rent, then any remaining portion of the deposit shall be returned to Tenant no later than two
(2) weeks after the date the Landlord receives possession of the premises. Where the claim of Landlord upon the deposit includes amounts reasonably necessary to repair damages to the premises caused by the Tenant or to clean the premises (not to include reasonable wear and tear), then any remaining portion of the deposit shall be returned to the Tenant no later than thirty (30) days from the date the Landlord receives possession of the premises.

       Upon termination of the Landlord's interest in the demised premises, Landlord shall within a reasonable time, do one of the following acts, either of which shall relieve the Landlord of further liability with respect to the deposit:

       (1) Transfer the portion of the deposit remaining after any lawful deductions to the Landlord's successor in interest, and thereafter notify the Tenant by personal delivery or certified mail of the transfer, of any claims made against the deposit, and of the transferee's name and address.

       (2) Return the portion of the deposit remaining after any lawful deductions to the Tenant.



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Minimum Rent

       Section 2.02. Tenant agrees to pay to Landlord a fixed minimum rental for the use and occupancy of the Premises (the "Minimum Rent"). The amount of Minimum Rent payable for each month during the Original Term shall be four thousand four hundred dollars ($4,400.00), and the amount of Minimum Rent payable for each month during the Extended Terms, if any, shall be the same. The Minimum Rent shall be payable on the first day of each and every month commencing the first day the premises are made available for possession. The rent shall be payable at the office of Landlord at 111 Morris Street, Sebastopol, California, or at any other place or places as Landlord may from time to time designate by written notice delivered to Tenant. Minimum Rent for partial calendar months occurring at the commencement and termination of the term of this lease shall be prorated accordingly.

Rental Increase

       Section 2.03. The Minimum Rent described above shall be adjusted on every first Anniversary of the commencement date of this lease beginning on January l, 1997 (including during any extension of this lease) to reflect the average percentage increase in the Consumer Price Index or All Urban Consumers using 1977 as a base year, as compiled by the Bureau of Labor Statistics of the United States Department of Labor for the San Francisco-Oakland Metropolitan Area for the reference month closest preceding each of the adjustment dates over the same Consumer Price Index for all Urban Consumers for the base reference month immediately preceding the commencement of this lease. The Minimum Rent as adjusted on each of the this lease or any interest therein by Tenant except as provided in Section 10.01 of this lease.

         Adjustment dates shall be the rent payable by Tenant to Landlord monthly for the use and occupancy of the premises until the next adjustment date; provided, however, in no event shall any adjustment result in a decrease in the Minimum Rent to a sum less than the Minimum Rent payable for each month of the Original Term.

Late Charges

       Section 2.04. Tenant acknowledges that late payment of rent may cause Landlord to incur costs and expenses, the exact amount of such costs being extremely difficult and impractical to fix. Such costs may include, but are not limited to, processing and accounting expenses, late charges that may be imposed on Landlord by terms of any loan secured by the property, costs for additional attempts to collect rent, and preparation of notices. Therefore, if any installment of rent due from Tenant is not received by Landlord within five (5) business days after the date due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the amount due as a late charge, which shall be deemed additional rent. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord may incur by reason of Tenant's late payments. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the past due amount, or prevent Landlord from exercising any other rights and remedies under this agreement, and as provided by law.



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                                   ARTICLE 3
                                 USE OF PREMISES

Permitted Use

       Section 3.01. During the term of this lease (including the Original Term and the Extended Term, if any), the Premises shall be used for the exclusive purpose of operating and conducting a solar energy and environmental equipment sales and production facility, including bicycles, scooters and other equipment for uses normally incident to that purpose, and for no other purpose. Tenant shall not use or permit the Premises to be used for any other purpose, without the prior written consent of Landlord. In conducting the business specified in this section in and on the Premises, Tenant shall sell any merchandise and render any services that are customarily sold and rendered by the operators of similar businesses.

Insurance Hazards

       Section 3.02. Tenant shall not commit or permit the commission of any acts on the Premises nor use or permit the use of the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises or the improvements on the Premises. Tenant shall, at its own cost and expense, comply with any and all requirements of Landlord's insurance carriers necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises.

Waste or Nuisance

       Section 3.03. Tenant shall not commit or permit the commission by others of any waste on the Premises; Tenant shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Civil Code Section 3479 on the Premises; and Tenant shall not use or permit the use of the Premises for any unlawful purpose.

Compliance With Laws

       Section 3.04. Tenant shall at Tenant's own cost and expense comply with all statutes, ordinances, regulations, and requirements of all governmental entities, both federal and state and county or municipal, [including those requiring capital improvements to the Premises,] relating to Tenant's use and occupancy of the Premises whether those statutes, ordinances, regulations, and requirements are now in force or are subsequently enacted. The judgment of any court of competent jurisdiction, or the admission by Tenant in a proceeding brought against Tenant by any government entity, that Tenant has violated any such statute, ordinance, regulation, or requirement shall be conclusive as between Landlord and Tenant and shall constitute grounds for termination of thus lease by Landlord. The Landlord shall be responsible for any. hazardous waste which is discovered on the subject premises and which is proven to have existed at the commencement of this lease.



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                                   ARTICLE 4
                               TAXES AND UTILITIES

Utilities

       Section 4.01. Tenant shall pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, and trash collection. Tenant shall make all arrangements for such services and shall pay all connection charges, and shall hold Landlord harmless from any liability for charges for said service.

Personal Property Taxes

       Section 4.02. Tenant shall pay before they become delinquent all taxes, assessments, and other charges leveled or imposed by any governmental entity on the furniture, trade fixtures, appliances, terms used in this section, any shelves, counters, vaults, vault doors, wall safes? partitions, fixtures, machinery, plant equipment, office equipment, television or radio antennas, and communication equipment brought on the Premises by Tenant.

Real Property Taxes

       Section 4.03. Landlord shall pay all real property taxes and assessments leveled or assessed

                                   ARTICLE 5
                             ALTERATIONS AND REPAIRS

Condition of Premises

       Section 5.01. Tenant accepts the Premises, as well as the Improvements indicated and agreed on as per plan, in their present condition or as planned to be made, and stipulates with Landlord that the Premises and Improvements are in good, clean, safe, and tenantable condition as of the date of this lease. Tenant further agrees with and represents to Landlord that the Premises have been inspected by Tenant, that it has received assurances acceptable to Tenant by means independent of Landlord or any agent of Landlord of the truth of all facts material to this lease, and that the Premises are being leased by Tenant as a result of its own inspection and investigation and not as a result of any representations made by Landlord or any agent of Landlord except those expressly set forth in this lease.

Maintenance by Landlord

       Section 5.02. Landlord shall, at its own cost and expense, maintain in good condition and repair the structural elements of the Building , landscaping, walkways, driveways, trash enclosures, and painting and maintenance of exterior walls. For purposes of this section, "structural elements" shall mean the exterior roof, exterior walls (except show window glass), structural supports, and foundation of the Building. Landlord shall not be liable for any damages to Tenant or the property of Tenant resulting from Landlord's failure to make any repairs required by this section unless written notice of the need for those repairs has been


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given to Landlord by Tenant and Landlord has failed for a period of 30 days after receipt of the notice, unless prevented by causes not the fault of the Landlord, to make the needed repairs. Notwithstanding anything in this section to the contrary, Tenant shall promptly reimburse Landlord for the full cost of any repairs made pursuant to this section required because of the negligence or other fault, other than normal and proper use, of Tenant or its employees or agents or subtenants, if any.

         Landlord and its agents shall have the right to enter the Premises at all reasonable times after giving Tenant twenty-four (24) hours notice (and at any time during an emergency) for the purpose of inspecting them or to make any repairs required to be made by Landlord under this lease.

Maintenance by Tenant

       Section 5.03. Except as otherwise expressly provided in Section 5.02 of this lease, Tenant shall at its own cost and expense keep and maintain all portions of the Premises and all Improvements located on the Premises in good order and repair and in as safe and clean a condition as they were when received by Tenant from Landlord, reasonable wear and tear excepted.

Maintenance of Plate Glass

       Section 5.04. Tenant shall, at its own cost and expense, repair and replace any plate glass in any show window on the Premises that is broken regardless of any cause. Furthermore, Tenant shall at Tenant's own cost and expense at all times during the term of this lease carry adequate plate glass insurance on the glass in all show windows on the Premises to perform the repair and replacement requirements of this section. Should Tenant fail to repair or replace any glass broken in a show window or fall to maintain adequate plate glass insurance on the glass in show windows on the Premises, Landlord may replace or repair the broken glass or secure that insurance and Tenant shall promptly reimburse Landlord for the cost of the repair, replacement, or insurance. In addition, Tenant shall pay Landlord interest on those costs at the rate of ten percent (10%) per year from the date the costs were incurred by Landlord to the date they are reimbursed to Landlord by Tenant.

Alterations and Liens

       Section 5.05. Tenant shall not make or permit any other person to make any alterations to the Premises or to any Improvements on the Premises without the prior written consent of Landlord. Landlord shall not unreasonable withhold this consent. Tenant shall keep the premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises at the instance or request of Tenant. Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Premises by Tenant or any other person shall on expiration or earlier termination of this lease, become the property of Landlord and remain on the Premises. Landlord shall have the option, however, on expiration or termination of this lease, of requiring Tenant, at Tenant's sole cost


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and expense, to remove any or all such alterations, additions, improvements, or fixtures from the Premises.

Inspection by Landlord

       Section 5.06. Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Premises at all reasonable times after giving Tenant twenty-four (24) hours notice for the purpose of inspecting the Premises to determine whether Tenant is complying with the terms of this lease, for the purpose of doing other lawful acts that may be necessary to protect Landlord's interest in the Premises, or for the purpose of performing Landlord's duties under this lease.

Surrender of Premises

       Section 5.07. On expiration or earlier termination of this lease, Tenant shall promptly surrender and deliver the Premises to Landlord in as good condition as they are now at the date of this lease, excluding reasonable wear and tear, and repairs required to be made by Landlord under this lease.

                                   ARTICLE 6
                             INDEMNITY AND INSURANCE

Hold-Harmless Clause

       Section 6.01. Tenant agrees to protect, indemnify, and save Landlord harmless from and against any all liability to third parties resulting from Tenant's occupation and use of the Premises, specifically including, without limitation, any claim, liability, loss, or damage arising by reason of:

       (a) The death or injury of any person or persons, including Tenant or any person who is an employee or agent of Tenant, or by reason of the damage to or destruction of any property, including property owned by Tenant or any person who is an employee or agent of Tenant, and caused or allegedly caused by either the condition of the Premises, or some act or omission of Tenant or of some agent, contractor, employee, servant, subtenant, or concessionaire of Tenant on the Premises;

       (b) Any work performed on the Premises or materials furnished to the Premises at the instance or request of Tenant or any agent or employee of Tenant; and

       (c) Tenant's failure to perform any provision of this lease or to comply with any requirement of law or any requirement imposed on Landlord or the leased premises by any duly authorized governmental agency or political subdivision.

Public Liability and Property Damage Insurance

       Section 6.02. Tenant shall, at Tenant's expense, maintain and keep in force during the term of this lease a policy of comprehensive public liability insurance insuring Tenant and


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Landlord against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than One Million Dollars ($1,000,000), combined single limit. If Tenant shall fail to procure and maintain said insurance Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. Not more frequently than each three (3) years, if in the opinion of Landlord or its insurance broker the amount of public liability and property damage insurance coverage of the time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord, its lender or insurance broker.

       (a) Fire Insurance. In order that the business of Tenant may continue with as little interruption as possible, Tenant shall, during the full term of this lease and any renewals or extensions thereof, maintain at Tenant's own cost and expense an insurance policy issued by a reputable company authorized to conduct insurance business in California insuring for their full insurable value all fixtures and equipment and, to the extent possible, all merchandise that is, at any time during the term of this lease or any renewal or extension thereof, in or on said premises against damage or destruction by fire, theft, or the elements.

       (b) Insurance Policy Form. The bodily injury liability insurance and property damage insurance to be maintained by Tenant shall be carried in the joint names of Landlord and Tenant. Such policy shall be subject to Landlord's approval as to form and substance and shall expressly provide that the policy shall not be canceled or altered without thirty (30) days prior written notice to Landlord. Upon insurance thereof, such policy or a duplicate or a certificate thereof, shall be delivered to Landlord for retention by it. The insurance policy to be maintained by Tenant shall be issued by good and responsible insurance companies authorized to do business in the state of California.

                                   ARTICLE 7
                            SIGNS AND TRADE FIXTURES

Installation and Removal of Trade Fixtures

       Section 7.01. Tenant shall have the right at any time and from time to time during the term of this lease, at Tenant's sole cost and expense, to install and affix in, to, or on the Premises any items, herein called "trade fixtures", for use in Tenant's trade or business that Tenant may, in Tenant's sole discretion, deem advisable. Any and all trade fixtures that can be removed without structural damage to the Premises or any building or improvements on the Premises shall, subject to Section 7.02 of this lease, remain the property of the Tenant and may be removed by Tenant at any time before the expiration or earlier termination of this lease, provided Tenant repairs any damage caused by the removal.

Unremoved Trade Fixtures

       Section 7.02. Any trade fixtures described in this Article that are not removed from the Premises by Tenant within thirty (30) days after the expiration or earlier termination regardless of cause, of this lease shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.



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

Signs

       Section 7.03. Tenant may erect, maintain, permit, and from time to time remove any signs at Tenant's sole cost and expense, in or about the Premises that Tenant may deem necessary or desirable, provided that any signs erected or maintained by Tenant and authorized by Landlord, and shall comply with all requirements of any governmental authority with jurisdiction.

                                   ARTICLE 8
                             DESTRUCTION OF PREMISES

Landlord's Election to Repair or Terminate

       Section 8.01. Should the premises or the building on said premises be destroyed in whole or in part from any cause, Landlord may at Landlord's option either:

       (a) Continue this lease in full force and effect by repairing and restoring, at Landlord's own cost and expense, said premises to their former condition if that can be accomplished within ninety (90) days from the date of destruction, or

       (b) Terminate this lease by giving Tenant written notice of such termination.

Insurance Proceeds

       Section 8.02. Any insurance proceeds received by Landlord because of the total or partial destruction of said premises of the building on said Premises shall be the sole property of Landlord free from any claims of Tenant, and may be used by Landlord for whatever purpose Landlord may desire.

       Should Landlord elect to repair and restore the premises to their former condition following partial or full destruction of said Premises or the building on said premises:

       (a) Tenant shall not be entitled to any damage for any loss or inconvenience sustained by Tenant as a result of the making of such repairs and restoration, unless caused by negligence of Landlord or Landlord's agents;

       (b) Landlord shall have full right to enter said Premises and take possession of so much of said Premises, including the whole of said Premises, as may be reasonably necessary to enable Landlord promptly and efficiently to carry out the work of repair and restoration; and

       (c) The rent payable by Tenant to Landlord for the part destroyed shall be abated to the extent and for the time Tenant is prevented from using that portion of the premises.



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                                   ARTICLE 9
                                  CONDEMNATION

       Section 9.01. If title to all or any part of the Premises be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease as of the date that possession of said premises or part thereof, be taken. All compensation awarded or paid upon such taking, including the full fair market value of the property taken and damage for injury, if any, to the remainder, shall belong solely to and be the property of Landlord, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or to the fee; provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of good will to Tenants business or for cost of removal of stock and fixtures.

       If by reason of such taking, a reasonable amount of the premises reasonable suitable for Tenant's continued occupancy for the uses and purposes for which the premises are leased does not remain, Tenant may terminate this lease as of the date possession of said premises or part thereof be taken. If neither party terminates this lease by reason of a partial taking, the lease shall nevertheless terminate unless the parties reach agreement as to the rent payable hereunder for the remaining portions of the premises prior to the date possession of the portion of the premises is taken. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions hereof.

                                   ARTICLE 10
                      DEFAULT, ASSIGNMENT, AND TERMINATION

Restriction Against Subletting or Assignment

       Section 10.01. Tenant shall not encumber, assign, otherwise transfer this lease, any right or interest in this lease, or any right or interest in the Premises or any of the Improvements that may now or hereafter be constructed or installed on the Premises without first obtaining the express written consent of Landlord. Tenant shall not sublet the Premises or any part of the Premises or allow any other person, other than Tenant's agents, servants, and employees to occupy the Premises or any part of the Premises without the prior written consent of Landlord. A consent by Landlord to one assignment, one subletting, or one occupation of the Premises by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation of the Premises by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this lease. The consent of Landlord to any assignment of Tenant's interest in this lease or the subletting by Tenant of the Premises or parts of the Premises shall not be unreasonable withheld.

Subordination

       Section 10.02. Tenant agrees that this lease shall be subordinate to any mortgages or trust deeds that are now or may hereafter be placed upon said premises and to any and all


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advances made or to be made thereunder, and to the interest thereon and all renewals, replacements and extensions thereof, provided the mortgagee or beneficiary named in said mortgages or trust deed shall agree to recognize the lease of the Tenant in the event of foreclosure if the Tenant is not in default. If any mortgagee or beneficiary elects to have this lease superior to its mortgage, or deed of trust by notice to Tenant, then this lease shall be deemed superior to the lien of any such mortgage or trust deed, whether this lease is dated or recorded before or after said mortgage or trust deed.

Default Defined

       Section 10.03. The occurrence of any of the following shall constitute a material default and breach of this lease by Tenant:

       (a) Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant under this lease when that failure continues for ten (10) days after written notice of the failure is given by Landlord to Tenant.

       (b) The abandonment or vacation of the Premises by Tenant (the absence of Tenant from or the failure by Tenant to conduct business on the Premises for a period in excess of fourteen (14) consecutive days shall constitute an abandonment or vacation for purposes of this lease.)

       (c) A failure by Tenant to observe and perform any other provision of this lease to be observed or performed by Tenant, when that failure continues for thirty (30) days after written notice of Tenant's failure is given by Landlord to Tenant; provided, however, that if the nature of that default is such that it cannot reasonable be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant commences that cure within the said thirty (30) day period and thereafter diligently prosecutes it to completion.

       (d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, it is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, when that seizure is not discharged within thirty (30) days.

Termination of Lease and Recovery of Damages

       Section 10.04. In the event of any default by Tenant under this lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the right to terminate this lease and all rights of Tenant hereunder by giving written notice of the termination. No act of Landlord shall be construed as terminating this lease except written notice given by Landlord to Tenant advising Tenant that Landlord elects to terminate the lease. in the event Landlord elects to terminate this lease, Landlord may recover from Tenant:



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

       (a) The worth at the time of award of any unpaid rent that had been earned at the time of termination of the lease;

       (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

       (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

       (d) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this lease.

         The term "rent" as used in this section shall mean the Minimum Rent, the Percentage Rent, and all other sums required to be paid by Tenant pursuant to the terms of this lease. As used in subsections (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per year. As used in subsection c), the "worth at the time of award" is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Landlord's Right to Continue Lease in Effect

       Section 10.05.

       (a) If Tenant breaches this lease and abandons the Premises before the natural expiration of the term of this lease, Landlord may continue this lease in effect by not terminating Tenant's right to possession of the Premises, in which event Landlord shall be entitled to enforce all its rights and remedies under this lease, including the right to recover the rent specified in this lease as it becomes due under this lease. For as long as Landlord does not terminate this lease, Tenant shall have the right to assign or sublease the Premises with the Landlord's prior written consent. Landlord shall not unreasonably withhold consent.

       (b) No act of Landlord, including but not limited to Landlord's entry on the Premises, efforts to relet the Premises, or maintenance of the Premises, shall be construed as an election to terminate this lease unless a written notice of that intention is given to Tenant or unless the termination of this lease is decreed by a court of competent jurisdiction.

Landlord's Right to Relet

       Section 10.06. In the event Tenant breaches this lease, Landlord may enter on and relet the Premises or any part of the Premises to a third party or third parties for any term, at any rental, and on any other terms and conditions that Landlord in its sole discretion may deem advisable, and shall have the right to make alterations and repairs to the Premises. Tenant shall be liable for all of Landlord's costs in reletting, including but not limited to remodeling costs required for the reletting. In the event Landlord relets the premises, Tenant


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

shall pay all rent due under and at the times specified in this lease, less any amount or amounts actually received by Landlord from the reletting.

Landlord's Right to Cure Tenant Default

       Section 10.07. If Tenant breaches or fails to perform any of the covenants or provisions of this lease, Landlord may, but shall not be required to, cure Tenant's breach. Any sum expended by Landlord, with the ten maximum legal rate of interest, shall be reimbursed by Tenant to Landlord with the next due rent payment under this lease.

Cumulative Remedies

       Section 10.08. The remedies granted to Landlord in this Article shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or provided in this lease.

Waiver of Breach

       Section 10.09. The waiver by Landlord of any breach by Tenant of any of the provisions of this lease shall not constitute a continuing waiver or waiver of any subsequent breach by Tenant either of the same or another provision of this lease.

                                   ARTICLE 11
                                  MISCELLANEOUS

Force Majeure-Unavoidable Delays

       Section 11.01. If the performance of any act required by this lease to be performed by either Landlord or Tenant is prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability that is not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay, and performance of the act during the period of delay will be excused. However, nothing contained in this section shall excuse the prompt payment of rent by Tenant as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party required to perform the act.

Attorney's Fees

       Section 11.02. If any litigation is commenced between the parties to this lease concerning the Premises, this lease, or the rights and duties of either in relation to the Premises or to this lease, the party prevailing in that litigation shall be entitled to, in addition to any other relief that may be granted in the litigation, a reasonable sum as and for it's attorney's fees in that litigation that are determined by the court in that litigation or in a separate action brought for that purpose.



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

Notices

       Section 11.03. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party to this lease by the other party to this lease shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom they are directed, or in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Tenant at 117 Morris Street, Sebastopol, California 95472 or to Landlord at 111 Morris Street, Sebastopol, California 95472. Either party, Tenant or Landlord, may change it's address for the purpose of this section by giving written notice of that change to the other party in the manner provided in this section.

Binding on Heirs and Successors

       Section 11.04. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant, but nothing in this section shall be construed as a consent by Landlord to any assignment of

Partial Invalidity

       Section 11.05. If any provision of this lease is held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

Sole and Only Agreement

       Section 11.06. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, or the lease term created under this lease, and correctly sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are null and void.

Time of Essence

       Section 11.07. Time is expressly declared to be of the essence in this lease.

Executed on January 12, 1996, at Sebastopol, California.

                                  /s/ David O. Davis
                                  ---------------------------------
                                  Daniel O. Davis (Landlord)

                                  /s/ Robbin H. Davis
                                  ---------------------------------
                                  Robbin H. Davis (Landlord)

                                  /s/ James McGreen (President)
                                  ---------------------------------
                                  ZAP POWER SYSTEMS/ELECTRICYCLE CORP. (Tenant)


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

                                   EXHIBIT "B"

                                  Improvements

Landlord agrees to the following terms and conditions:

       (1) Offices will be cleaned and made ready for occupancy.

       (2) Office furniture, file cabinets, copier, and other items needed per Don Bright's walk through of Premises to become the property of ZAP Power Systems/Electricycle Corp.

       (3) Phone System will remain on Premises for tenants use for as long as Tenant occupies Premises. Tenant is responsible for upkeep and repair. Tenant shall take ownership of all phones.

       (4) Landlord to supply 8' x 20' outside area for storage container.

       (5) Landlord to supply one (1) double door entrance from downstairs office to warehouse, doors to be included.



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